As filed with the Securities and Exchange Commission on April 5, 2007
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VOCUS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	58-1806705 (I.R.S. Employer Identification Number)

4296 Forbes Boulevard
Lanham, Maryland 20706
(301) 459-2590
(Address, Including Zip Code and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Richard Rudman
President and Chief Executive Officer
Vocus, Inc.
4296 Forbes Boulevard
Lanham, Maryland 20706
(301) 459-2590
(Name, Address, Including Zip Code and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Stephen A. Riddick, Esq. Richard J. Melnick, Esq. Jason T. Simon, Esq. Greenberg Traurig, LLP 1750 Tysons Boulevard Suite 1200 McLean, Virginia 22102 (703) 749-1300	Andrew M. Tucker, Esq. Andrews Kurth LLP 1350 I Street, N.W. Suite 1100 Washington, D.C. 20005 (202) 662-2700

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or investment reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or investment reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒  333-141050

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)

Common Stock, par value $.01 per share	221,007	19.50	4,309,637	$133

(1)
Includes 28,827 shares that the underwriters have the option to purchase from the registrant to cover over-allotments, if any.

(2)
The Registrant previously registered an aggregate of 3,283,137 shares of Common Stock on a Registration Statement on Form S-3 (File No. 333-141050) for which a filing fee of $2,068 was paid.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

        We are filing this registration statement with the Securities and Exchange Commission (the "Commission") pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"). This Registration Statement incorporates by reference the contents of the Registration Statement on Form S-3, as amended (File No. 333-141050), relating to the offering of shares of our common stock, par value $.01 per share.

        The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lanham, Maryland on April 5, 2007.

VOCUS, INC.

By	/s/ Richard Rudman
Richard Rudman
Chief Executive Officer, President and Chairman

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature		Title	Date

/s/ Richard Rudman Richard Rudman		Chief Executive Officer, President and Chairman (Principal Executive Officer)	April 5, 2007

/s/ Stephen Vintz Stephen Vintz		Chief Financial Officer, Treasurer and Secretary (Principal Financial and Accounting Officer)	April 5, 2007

* Robert Lentz		Chief Technology Officer and Director	April 5, 2007

* Michael Bronfein		Director	April 5, 2007

* Kevin Burns		Director	April 5, 2007

* Gary Golding		Director	April 5, 2007

* Ronald Kaiser		Director	April 5, 2007

* Richard Moore		Director	April 5, 2007

*By:	/s/ Stephen Vintz Stephen Vintz Attorney-in-Fact		April 5, 2007

EXHIBIT INDEX
5.1	Opinion of Greenberg Traurig, LLP.
23.1	Consent of Ernst & Young LLP.
23.2	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (previously included in the signature page to this registration statement).

*	Previously filed with the Commission in connection with the Registration Statement on Form S-3 (File No. 333-141050), originally filed on March 2, 2007 and incorporated here by reference.